Exhibit 1.01

$150,000,000

Northern Illinois Gas Company

(Doing business as Nicor Gas Company)

$50,000,000 First Mortgage Bonds, [            ]% Series Due December 1, 2023

$50,000,000 First Mortgage Bonds, [            ]% Series Due December 1, 2032

$50,000,000 First Mortgage Bonds, [            ]% Series Due December 1, 2033

Underwriting Agreement

December [        ], 2003

Banc One Capital Markets, Inc.

McDonald Investments Inc.

SG Cowen Securities Corporation

Wachovia Capital Markets, LLC

c/o Banc One Capital Markets, Inc.

1 Bank One Plaza, Suite IL1-0595

Chicago, Illinois 60670

Ladies and Gentlemen:

Northern Illinois Gas Company, doing business as Nicor Gas Company, an Illinois corporation (the “Company”), proposes to issue and sell to the Underwriters (as defined herein) $50,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, [            ]% Series Due December 1, 2023 (the “Series 2023 Bonds”), $50,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, [            ]% Series Due December 1, 2032 (the “Series 2032 Bonds”), and $50,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, [            ]% Series Due December 1, 2033 (the “Series 2033 Bonds” and, together with the Series 2023 Bonds and the Series 2032 Bonds, the “Bonds”) representing $150,000,000 in aggregate principal amount of the Company’s Bonds, which the Company proposes to issue and sell to the Underwriters on the terms and in the manner set forth herein. The term “Underwriters”, as used herein, shall be deemed to mean Banc One Capital Markets, Inc. and the other several persons, firms or corporations named in Schedule I hereto (including all substituted Underwriters under the provisions of Section 11 hereof). All obligations of the Underwriters hereunder are several and not joint.

The Bonds are to be issued pursuant to the Indenture dated as of January 1, 1954 between Commonwealth Edison Company and BNY Midwest Trust Company (ultimate successor to

Continental Illinois National Bank and Trust Company of Chicago), as trustee (the “Trustee”), as adopted by the Company pursuant to an agreement dated January 22, 1954 with Commonwealth Edison Company and an Indenture of Adoption dated February 9, 1954 between the Company and the Trustee, as previously supplemented and amended by various supplemental indentures and as to be supplemented by the Supplemental Indentures [to be] dated December [    ], 2003, for each of the three series of Bonds, establishing the terms of the Bonds (as so supplemented and amended, the “Indenture”).

The Underwriters may resell all or a portion of the Bonds to subsequent investors at any time after the date of this Underwriting Agreement (this “Agreement”). In connection with the solicitation of purchases of, or offering of, the Bonds, the Company has delivered to the Underwriters copies of the Registration Statement (as defined herein), including a preliminary prospectus supplement, dated December [    ], 2003, relating to the offering of the Bonds (the “Preliminary Prospectus”), and has prepared and will deliver to the Underwriters, not later than the business day following the date hereof, copies of the Prospectus (as defined herein) dated the date hereof, each for use by the Underwriters in connection with their solicitation of purchases of, or offering of, the Bonds. The Company confirms that it has authorized the use of the Registration Statement, the Preliminary Prospectus and the Prospectus in connection with the solicitation of purchases of, or offering of, the Bonds by the Underwriters in accordance herewith. All references in this Agreement to amendments or supplements to the Prospectus shall be deemed to mean and include the filing of any document by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of the offering of the Bonds. The Bonds are being issued by the Company and sold by the Underwriters for the purposes set forth in the Prospectus.

1.    Representations, Warranties and Agreements of the Company.    The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a) A registration statement on Form S-3 (File No. 333-65486) with respect to the Bonds, including the Preliminary Prospectus, has been prepared by the Company pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the SEC thereunder, and has been filed with the SEC on July 20, 2001, as amended by Post-Effective Amendment No. 1 filed with the SEC on December [    ], 2003. The Company is eligible to use the Registration Statement for the offering of the Bonds. If one or more amendments to such registration statement, which may include an amended Preliminary Prospectus, have been filed with the SEC, such amendments have been similarly prepared. Such registration statement has been declared effective. Such registration statement, as amended to the date of this Agreement, together with the supplemented prospectus referred to below, is hereinafter referred to as the “Registration Statement”. Such prospectus as supplemented specifically relating to the Bonds and filed with the SEC under Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus”. Each of the Registration Statement, the Preliminary Prospectus and the Prospectus has been prepared by the Company in conformity, in all material respects, with the requirements of the Securities Act and the rules regulations of the SEC thereunder. Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus have been delivered to the Underwriters. As used herein, the terms Registration Statement, Prospectus and Preliminary Prospectus shall include, in each case, the material incorporated therein pursuant to Item 12 of Form S-3 filed under the Exchange Act on or prior to the date of this Agreement, and “amended” or “amendment” with respect to the Registration Statement, or “amended”, “amendment”, “supplement” or “supplemented” with respect to the Prospectus, shall be deemed to include the filing by the Company of any document pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act after the date of this Agreement.

(b)    The Registration Statement, at the later of the time it became effective and the date of filing of the Company’s most recent annual report on Form 10-K (the “Effective Time”), and the Preliminary Prospectus and any amendments and supplements thereto filed prior to or on the date of this Agreement conformed, in all material respects, and, on the date of this Agreement and at the Time of Delivery (as defined herein), the Registration Statement and any amendments thereto, the Prospectus and any amendments and supplements thereto and the Indenture will conform, in all material respects to the provisions of the Securities Act, the Trust Indenture Act of 1939, as amended (the “TIA”), and the respective rules and regulations of the SEC thereunder. At the Effective Time, the Registration Statement and any amendments thereto did not, the Preliminary Prospectus as of its date did not, and, at the date of this Agreement and at the Time of Delivery, the Registration Statement and any amendments thereto and the Prospectus and any amendments and supplements thereto do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding the foregoing, none of the representations, warranties and agreements in this Section 1(b) shall apply to statements in or omissions from the Registration Statement or any amendment thereto or Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use therein (as set forth in Section 7(d) hereof).

(c)    The documents incorporated or deemed to be incorporated by reference into the Preliminary Prospectus or the Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and, at the date of this Agreement and at the Time of Delivery, when read together with the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents filed after the date of this Agreement and so incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and, when read together with the Prospectus and any amendment or supplement thereto, will not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations, warranties and agreements in this Section 1(c) shall apply to statements in or omissions from the Registration Statement or any amendment thereto or Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use therein (as set forth in Section 7(d) hereof).

(d)    The financial statements of the Company incorporated by reference in the Prospectus present fairly the financial position of the Company and its subsidiary as of the dates indicated and the results of their operations for the periods specified, and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved.

(e)    All action on the part of the Company that is required for the authorization, execution, delivery and performance of this Agreement has been duly and effectively taken. At or prior to the Time of Delivery, all action on the part of the Company that is required for the authorization, execution, delivery and performance of the Indenture and the Bonds, in each case, shall have been duly and effectively taken, and, at or prior to the Time of Delivery, the authorization, execution, delivery and performance of the Indenture, the Bonds and this Agreement will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained.

(f)    This Agreement has been, and, at or prior to the Time of Delivery, the Indenture will have been, duly authorized, executed and delivered by the Company. This Agreement constitutes, and, at the Time of Delivery, the Indenture will constitute, a valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms hereof or thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

(g)    The Bonds have been duly authorized by the Company and, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law). The Bonds and the Indenture will conform in all material respects to the description thereof in the Prospectus, and the Bonds will be entitled to the security provided by the Indenture.

(h)    The issue and sale of the Bonds and the compliance by the Company with all of the provisions of the Bonds, the Indenture and this Agreement and the transactions contemplated thereby and hereby will not conflict with or result in any material breach or violation of any of the provisions of, or constitute (disregarding any grace or notice period) a material default under, or result in the imposition of any lien, charge or encumbrance upon any material property or assets of the Company pursuant to the terms of, any indenture, contract, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its material properties.

(i) When the Bonds are issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, the Bonds (i) will rank pari passu with the other outstanding bonds under the Indenture and without any preference among themselves and (ii) will constitute senior secured debt of the Company.

(j) The Company is not, and, after giving effect to the offering and sale of the Bonds, the Company will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a holding company subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

(k) The Indenture has been duly qualified under the TIA.

(l) The Company has no subsidiaries that are material to its assets, financial condition or results of operations. The Company has not sustained since the date of the latest audited consolidated financial statements incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Prospectus. Since the respective dates as of which information is given in the Prospectus and except as may otherwise be stated or contemplated therein, (i) there has been no transaction entered into by the Company which is material to the Company, other than transactions in the ordinary course of business, and (ii) there has not been any change in the stockholders’ equity (except for regular dividends and changes in retained earnings due to the effect of earnings) or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiary, taken as a whole, in each case, otherwise than as described in the Prospectus.

(m) The Company shall furnish, or cause to be furnished to the Underwriters, (i) until distribution of the Bonds has been completed (as notified to the Company by the Underwriters) (the “Distribution Completion Date”), prompt notice of any material development affecting the Company or the occurrence of any event or other change known to the Company that, in each case, could result in the Prospectus or any amendments or supplements thereto containing an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading, and (ii) such other information concerning the business and condition (financial or otherwise) of the Company as the Underwriters may from time to time reasonably request in writing.

(n) The Company is a corporation in good standing, duly organized and validly existing under the laws of Illinois, and has due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiary, taken as a whole (a “Material Adverse Effect”).

(o) Deloitte & Touche LLP, who have certified certain financial statements of the Company incorporated by reference in the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the SEC thereunder.

(p) The Company is not in violation of its charter or, except as disclosed in the Prospectus, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property is bound or affected which is material to the Company and its subsidiary considered as one enterprise.

(q) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiary is a party or of which any property of the Company or its subsidiary is the subject, other than such proceedings which, if determined adversely to the Company and its subsidiary, would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(r) Except as set forth in the Prospectus, the Company, with minor exceptions, and subject to minor noncompliance with certain procedural and other requirements in the procurement and granting of gas franchises in a number of smaller municipalities formerly served by Mid-Illinois Gas Company, has statutory authority, franchises, licenses, rights-of-way, easements and consents that are free from unduly burdensome restrictions and adequate for the conduct of the business in which it is engaged.

(s) The Illinois Commerce Commission has entered a final order authorizing the issue and sale of the Bonds by the Company upon terms consistent with this Agreement, and no other consent, approval, authorization, registration, qualification or other order or filing with any regulatory or governmental body is required for the issuance and sale of the Bonds and consummation of the transactions contemplated hereby, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Bonds by the Underwriters.

(t) Except as described in the Prospectus, to the knowledge of the Company, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals material to its business required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except as to clause (i) and clause (iii) where such non-compliance with Environmental Laws or failure to comply with the terms and conditions of required permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company has good and sufficient title to all property described or referred to in the Indenture and purported to be conveyed thereby (except property released from the lien of the Indenture in connection with the sale or other disposition thereof), subject only to the lien of the Indenture and to permitted liens as defined therein. The Indenture has been duly filed for recordation in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Indenture. The Indenture constitutes a valid, direct first mortgage lien, subject only to permitted liens, on substantially all property of the Company, except property expressly excepted by the terms of the Indenture. The Indenture will, when recorded or registered by the Company in accordance with its covenants under the Indenture, constitute a valid, direct first mortgage lien on all property of the character of that now subject to the lien of the Indenture hereafter acquired by the Company, subject only to permitted liens and to liens, if any, existing or placed on such after-acquired property at the time of the acquisition thereof.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

2. Agreement to Sell and Purchase. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, at the time and place herein specified, the respective principal amounts of the Bonds set forth opposite the names of the Underwriters in Schedule I hereto, at the purchase prices for each series of Bonds (expressed as a percentage) of the principal amount thereof set forth on Schedule I.

3. Delivery and Payment.

(a) The Bonds will be issued in registered form in integral multiples of $1,000. The Bonds will initially be represented by three global Bonds in registered form without coupons attached (each a “Global Bond”). Each Global Bond will be authenticated by the Trustee and deposited with the Trustee, as custodian for The Depository Trust Company (“DTC” or the “Depositary”), at the Time of Delivery. Each Global Bond and interests therein will not be exchangeable for certificated Bonds except under certain limited circumstances described in the Prospectus. In such cases, certificated Bonds will be available in registered form only without interest coupons. DTC will credit the account of each subscriber or participant with the principal amount of the Global Bond being subscribed for by such subscriber or by or through such participant. Bonds purchased hereunder shall be delivered by or on behalf of the Company to the Underwriters through the facilities of the Depositary in global form for the account of the Underwriters, against payment in each case by the Underwriters of the purchase price therefor by wire transfer of United States dollars in immediately available funds to an account identified by the Company. The Company will cause the certificate representing the Bonds to be made available for checking and packaging at least 24 hours prior to the Time of Delivery at the Closing Location (as defined herein). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on December [__], 2003, or such other time and date not later than five business days after such date as the Underwriters and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including any additional documents requested by the Underwriters pursuant to Section 6(h) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP in Chicago, Illinois (the “Closing Location”), and the Bonds will be delivered to the offices of the Depositary. A meeting will be held at the Closing Location at 10:00 a.m., on the New York Business Day (as defined herein) next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

(c) Beneficial interests in each Global Bond will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants.

4. Agreements of the Company. The Company agrees with the Underwriters as follows:

(a) To notify the Underwriters immediately and confirm the notice in writing (i) of the receipt of any request by the SEC for any amendment to the Registration Statement or amendment or supplement to the Prospectus or for additional information and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threatened initiation of any proceedings for that purpose or of the suspension or threatened suspension of the qualification of the Bonds for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance by the SEC of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest moment.

(b) Not to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424 under the Securities Act and including documents deemed to be incorporated by reference in the Prospectus) prior to the Distribution Completion Date without first having furnished the Underwriters with a copy of the proposed form thereof and given the Underwriters a reasonable opportunity to review and comment respecting the same and having given reasonable consideration to any comments or objections made by the Underwriters.

(c) To deliver to the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto, including, in each case, documents incorporated by reference into the Registration Statement and one set of exhibits thereto (other than exhibits incorporated by reference which will be furnished upon specific request), and to deliver to the Underwriters a reasonable number of conformed copies of the Registration Statement as originally filed and each amendment and post-effective amendment thereto, including such incorporated documents (without exhibits).

(d) During the period when a prospectus is required to be delivered under the Securities Act, to comply so far as it is able, and at its own expense, with all requirements imposed upon it by the Securities Act, and by Section 13 and Section 14 of the Exchange Act, as now or hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Bonds during such period in accordance with the provisions hereof and of the Prospectus.

(e) Promptly from time to time to take such action as the Underwriters may reasonably request to endeavor in good faith, in cooperation with the Underwriters, to qualify the Bonds for offering and sale under the applicable securities laws of such jurisdictions as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Bonds shall be qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws thereof.

(f) The Company will deliver to each Underwriter from time to time during the period when a prospectus is required to be delivered under the Securities Act such number of copies of the Prospectus (as amended or supplemented and including incorporated documents) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act and rules and regulations thereunder; provided, however, that the delivery of copies of the Prospectus (as amended or supplemented and including incorporated documents) more than nine months after the date of this Agreement shall be at the expense of the Underwriter requesting such delivery.

(g) If prior to the Distribution Completion Date any event shall occur as a result of which it is necessary to amend or supplement the Preliminary Prospectus or Prospectus, as the case may be, in order to make the Preliminary Prospectus or Prospectus, as the case may be, not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Preliminary Prospectus or Prospectus, as the case may be, to comply with law, to forthwith prepare and furnish to the Underwriters, without expense to the Underwriters, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Preliminary Prospectus or Prospectus, as the case may be, which will amend or supplement the Preliminary Prospectus or Prospectus, as the case may be, so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or so that the Preliminary Prospectus or Prospectus, as the case may be, will comply with law. For the purposes of this Section 4(g), the Company will furnish to the Underwriters such information as the Underwriters may from time to time reasonably request. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement prior to the Time of Delivery shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(h)    Not to publicly offer or sell any long- or intermediate-term debt between the date of this Agreement and Time of Delivery without the prior written consent of the Underwriters.

(i)    To make generally available to its security holders as soon as practicable, but not later than 75 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 thereunder), which need not be certified by independent public accountants unless required by the Securities Act or the rules and regulations thereunder) covering a 12-month period beginning on the first day of the calendar quarter following the date of this Agreement.

(j)    (1) Prior to the Time of Delivery, to deliver the Supplemental Indentures in recordable form to the appropriate real estate recording office in all jurisdictions specified in the Supplemental Indentures for recording, and, as soon as practicable, to provide counsel to the Underwriters a list of the recording information for all such filings, and (2) promptly following the furnishing thereof to the Trustee, to provide counsel to the Underwriters with a copy of the opinion in respect of the recording of the Supplemental Indenture relating to the Bonds required by Section 9.06(a) of the Indenture.

5.    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Bonds under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Preliminary Prospectus and Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, (ii) the authorization, issuance and delivery of the Bonds to the Underwriters, including the printing and engraving of the Bonds, and all taxes, if any, upon the issuance and sale of the Bonds to the Underwriters, (iii) the qualification of the Bonds for the offering and sale under the state securities laws of the various jurisdictions in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the preparation of the blue sky survey (such fees of counsel to the Underwriters not to exceed $5,000 in the aggregate), (iv) any fees charged by securities rating services for rating the Bonds, (v) the fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel in connection with the Bonds and the Indenture and (vi) all fees and expenses in connection with the recording and filing of the Supplemental Indentures.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, the Company shall reimburse the Underwriters for their out-of-pocket expenses,

including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the offering.

6.    Conditions Precedent of the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of the Time of Delivery, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

(a)    The Underwriters shall have received the favorable opinions or negative assurance letter, as the case may be, dated the Time of Delivery of:

(i)    Latham & Watkins LLP, counsel to the Company, to the effect set forth in Schedule II and Schedule III hereto, in form and substance reasonably satisfactory to counsel for the Underwriters;

(ii)    Mayer, Brown, Rowe & Maw LLP, counsel to the Company, to the effect set forth in Schedule IV hereto, in form and substance reasonably satisfactory to counsel for the Underwriters;

(iii)    [            ], internal counsel to the Company, to the effect set forth in Schedule V hereto, in form and substance reasonably satisfactory to counsel for the Underwriters; and

(iv)    Pillsbury Winthrop LLP, counsel for the Underwriters, as to such matters as the Underwriters may reasonably request.

(b)    Except as described in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiary, taken as a whole, which, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds on the terms and in the manner contemplated in the Prospectus.

(c)    The Bonds shall have been rated at least “AA”, “AA3” and “AA” by Standard and Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Inc., respectively, and the Company shall have delivered to the Underwriters a letter from each such rating agency, or other evidence reasonably satisfactory to the Underwriters, confirming that the Bonds have been assigned such ratings. On or after the date hereof and prior to the Time of Delivery, (i) no downgrading shall have occurred in any ratings of the Bonds or any other debt security of the Company and (ii) no rating agency shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of the Bonds or any other debt security of the Company.

(d)    On or after the date hereof and prior to the Time of Delivery, there shall not have occurred any of the following: (i) a suspension or limitation of trading in securities of Nicor Inc.

or the Company or generally on the New York Stock Exchange, the Chicago Stock Exchange or the Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a general moratorium on commercial banking activities in New York, New York declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, which, in the case of either clause (iii) or clause (iv), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of any of the Bonds.

(e)    Concurrently with the execution and delivery of this Agreement and at the Time of Delivery, the Underwriters shall have received a letter from Deloitte & Touche LLP, dated the date of this Agreement or Time of Delivery, respectively, in form and substance satisfactory to the Underwriters, advising that (i) they are independent public accountants with respect to the Company and its subsidiary as required by the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC thereunder, (ii) in their opinion, the audited consolidated financial statements and any supplemental financial information and schedules of the Company examined by them and incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC thereunder, (iii) on the basis of a reading of the latest available unaudited interim consolidated financial statements prepared by the Company, a reading of the minutes of meetings of the shareholder and the board of directors and executive committee of the Company and its subsidiary, consultation with officers of the Company responsible for financial and accounting matters and other specified procedures, nothing has come to their attention which caused them to believe that (A) the unaudited interim consolidated financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated as aforesaid, (B) the unaudited income statement data and balance sheet data (other than such data for the periods referred to in clause (A) above) included or incorporated by reference in the Prospectus do not agree with the corresponding items in the audited or unaudited, as the case may be, financial statements from which such data were derived or were not determined on a basis substantially consistent with that of the corresponding amounts included in the audited consolidated financial statements of the Company incorporated in the Registration Statement and Prospectus or (C) at a specified date within five business days of the date of such letter with respect to clause (1) below, and during the period from the date of the latest audited consolidated financial statements or unaudited interim condensed consolidated financial statements, as the case may be, incorporated in the Prospectus to the date of the latest available unaudited interim consolidated financial statements prepared by the Company with respect to clause (2) below, except in all instances as set forth in or contemplated by the Prospectus or as set forth in such letter, (1) there was any increase (excluding any increases and any decreases due to regular amortization of debt issuance discounts and premiums and debt issuance costs) in the long-term debt of the Company and its subsidiary, as compared with the amount set forth in the latest balance sheet included or incorporated by reference in the Prospectus, or (2) there were any decreases in consolidated operating income or net income as compared with the corresponding period in the preceding year, and (iv) they have carried out specified procedures performed for the purpose of comparing certain financial information and percentages (which is limited to financial information derived from general accounting records of the Company) specified by the Underwriters and appearing in the Registration Statement or in schedules or exhibits to the Registration Statement or in the Prospectus or in documents incorporated by reference in the Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them. If such letter discloses any material adverse decreases or increases, as the case may be, in the items specified in clause (iii)(C) above which are not set forth in or contemplated by the Prospectus and which, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus, this Agreement and all obligations of the Underwriters hereunder may be cancelled by the Underwriters by notifying the Company in the manner and with the effect provided below in the last paragraph of this Section 6.

(f)    At the Time of Delivery, the Underwriters shall have received a certificate of the President, principal financial officer, principal accounting officer or Treasurer of the Company, dated as of the Time of Delivery, to the effect that: (i)  the signer of such certificate has carefully examined the Registration Statement and any amendment thereto, the Prospectus and any amendment or supplement thereto and this Agreement and that, in his or her opinion, at the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and, at the date of this Agreement, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the date of this Agreement, no event has occurred which should have been set forth in an amendment of or supplement to the Prospectus which has not been so set forth, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or threatened by the SEC; (ii)  all the representations and warranties contained in Section 1 hereof are true and correct, with the same force and effect as though expressly made at the Time of Delivery; and (iii)  the Company has complied with all agreements and has satisfied all conditions to be performed or satisfied hereunder at or prior to the Time of Delivery.

(g)    At the Time of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

(h)    At the Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require and that are customary for transactions of a similar nature for the purpose of enabling them to pass upon the sale of the Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Bonds as herein contemplated, including, without limitation, the execution of the Indenture, the Bonds and this Agreement, shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

If any of the conditions specified in this Section 6 shall have not been fulfilled when or as required by this Agreement, this Agreement may be terminated by the Underwriters on notice to the Company in writing at any time at or prior to the Time of Delivery, and upon such written notice being given the parties hereto shall be released and discharged from their respective obligations hereunder (except as provided in Section 5 and Section 7 hereof). Notwithstanding any such termination, the provisions of Sections 5, 7, 8, 10 and 11 hereof shall remain in effect.

7.	Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense, whatsoever, as and when incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information respecting such Underwriter furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) (as specified in Section 7(d) hereof);

(ii) against any and all loss, liability, claim, damage and expense, whatsoever, as and when incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expenses whatsoever reasonably incurred, as and when incurred, in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, and, in the case of clause (i) above, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information respecting such Underwriter furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) (as specified in Section 7(d) hereof), or, in the case of clause (ii) above, provided such settlement is effected with the written consent of the Company.

This indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Preliminary Prospectus, but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of an Underwriter if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Bonds which are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus (excluding any documents incorporated therein by reference) at or prior to confirmation of the sale of such Bonds to such person in any case where such sending or giving is required by the Securities Act and the Prospectus was delivered to such Underwriter a reasonable amount of time prior to the date of delivery of such information and the delivery of the Prospectus would have constituted a defense to the claim by such person.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against an Underwriter or any person who controls such Underwriter unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by such Underwriter or controlling person or persons defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriters or controlling person or persons defendant or defendants in the suit shall thereafter bear the fees and expenses of any additional counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and the Underwriters and the Underwriters shall have been advised by counsel chosen by them that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of the Underwriters and will reimburse the Underwriters and any person controlling one or more Underwriters as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters. The Company agrees to notify the Underwriters within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of the Securities Act or the Exchange Act, in connection with the sale of the Bonds. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(b) Each Underwriter agrees, severally and not jointly, that it will indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the indemnity contained in Section 7(a) hereof, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information respecting the Underwriters furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) (as specified in Section 7(d) hereof). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to such Underwriter, by the provisions of Section 7(a) hereof.

(c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or Section 7(b) hereof in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds and also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(c). Notwithstanding the provisions of this Section 7(c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation in this Section 7(c) to contribute are several in proportion to their respective underwriting obligations and not joint.

(d) The information set forth in paragraphs [            ] under the caption “Underwriting” in the Prospectus constitutes the only information furnished to the Company by the Underwriters expressly for use in the Prospectus or any amendment or supplement thereto, as applicable.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8. Survival of Representations, Warranties, Etc. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of the Underwriters, or by or on behalf of the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Bonds.

9. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1-0595, Chicago, Illinois 60670, facsimile number (312) 732-4773, Attention: Structuring & Execution, and if to the Company shall be sent by mail or facsimile transmission to Northern Illinois Gas Company, P.O. Box 190, Aurora, Illinois 60507-0190, facsimile number (630) 983-9328 or delivered to Northern Illinois Gas Company, 1844 Ferry Road, Naperville, Illinois 60563-9600, in either case for the attention of George M. Behrens, Vice President and Treasurer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

10. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the directors and officers referred to in Section 7 and Section 8 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation. No purchaser of any Bonds from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

11. Underwriter Default. If at the Time of Delivery any one or more of the Underwriters shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase Bonds which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Bonds which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Bonds to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of the Bonds set forth opposite its name in Schedule I bears to the aggregate principal amount of the Bonds which all the non-defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided, that in no event shall the aggregate principal amount of the Bonds which any Underwriter Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Bonds which such Underwriter agreed to purchase without the written consent of such Underwriter. If at the Time of Delivery any Underwriter or Underwriters shall fail or refuse to purchase Bonds and the aggregate principal amount of the Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Bonds to be purchased by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such Bonds are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or any other documents or arrangements may be effected. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Time of the Essence. Time shall be of the essence of this Agreement.

14. Execution. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof and, upon the acceptance hereof by you, this Agreement shall constitute a binding agreement between the Underwriters and the Company.

NORTHERN ILLINOIS GAS COMPANY

By:

Name: Title:

Confirmed and accepted as of the date hereof:

BANC ONE CAPITAL MARKETS, INC. MCDONALD INVESTMENTS INC. SG COWEN SECURITIES CORPORATION WACHOVIA CAPITAL MARKETS, LLC BY: BANC ONE CAPITAL MARKETS, INC.

By:

Name: Title:

SCHEDULE I

Underwriter	Principal Amount of Series 2023 Bonds		Purchase Price of Series 2023 Bonds
Banc One Capital Markets, Inc.	$	[ ]	[ ]%
McDonald Investments Inc.	$	[ ]	[ ]%
SG Cowen Securities Corporation	$	[ ]	[ ]%
Wachovia Capital Markets, LLC	$	[ ]	[ ]%
TOTAL		$50,000,000	[ ]%

Underwriter	Principal Amount of Series 2032 Bonds		Purchase Price of Series 2032 Bonds
Banc One Capital Markets, Inc.	$	[ ]	[ ]%
McDonald Investments Inc.	$	[ ]	[ ]%
SG Cowen Securities Corporation	$	[ ]	[ ]%
Wachovia Capital Markets, LLC	$	[ ]	[ ]%
TOTAL		$50,000,000	[ ]%

Underwriter	Principal Amount of Series 2033 Bonds		Purchase Price of Series 2033 Bonds
Banc One Capital Markets, Inc.	$	[ ]	[ ]%
McDonald Investments Inc.	$	[ ]	[ ]%
SG Cowen Securities Corporation	$	[ ]	[ ]%
Wachovia Capital Markets, LLC	$	[ ]	[ ]%
TOTAL		$50,000,000	[ ]%

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SCHEDULE II

FORM OF OPINION OF LATHAM & WATKINS LLP

1.	The Company is a corporation in the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.	Based on a certificate from the Illinois Secretary of State, we confirm that the Company is validly existing and in good standing under the laws of the State of Illinois.

3.	The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company.

4.	The Bonds have been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

5.	The statements set forth in the Prospectus under the captions “Description of the New Bonds” and “Description of Bonds”, insofar as such statements purport to constitute a summary of the terms of the Bonds or purport to describe provisions of the Indenture, have been reviewed by us and are accurate summaries or descriptions in all material respects.

6.	The execution, issuance and sale of the Bonds by the Company pursuant to the Indenture and this Agreement on the date hereof and compliance by the Company with the provisions of the Indenture and this Agreement do not as of the date hereof:

(i)	violate the provisions of the articles of incorporation or by-laws of the Company;

(ii)	result in the breach of or default under any of the agreements and instruments listed as exhibits under Item 4 or 10 of Item 601(b) of Regulation S-K to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or the other Incorporated Documents; and

(iii)	violate or require a consent or authorization (not already obtained) under any federal or New York statute, rule or regulation applicable to the Company and of the sort customarily applicable to transactions such as the issuance of the Bonds (except such consents and authorizations as have been obtained under the Securities Act and such consents and authorizations as may be required under

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state securities laws in connection with the issuance and sale of the Bonds by the Underwriters, as to which we express no opinion).

7.	The Registration Statement has become effective under the Securities Act. Based solely on a telephonic confirmation by a member of the Staff of the SEC on December [ ], 2003, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the SEC.

8.	The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

9.	The Registration Statement, at the Effective Time, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the SEC thereunder; it being understood; however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Trustee’s Statement of Eligibility on Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

10.	Each of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Incorporated Documents”), as of its respective filing date, complied as to form in all material respects with the applicable requirements for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the rules and regulations of the SEC thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, such reports. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are correct and complete.

11.	The Company is not, and immediately after giving effect to the sale of the Bonds in accordance with this Agreement and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended.

12.	The Company is not subject to, or is exempt from, regulation as a holding company under the Public Utility Holding Company Act of 1935, as amended.

II-2

SCHEDULE III

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraph 5 of our opinion letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, Prospectus (and portions of certain Incorporated Documents) and related matters were discussed. We also reviewed certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the Effective Time, together with the Incorporated Documents at that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement (together with the Incorporated Documents at that date) and as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents or the Statement of Eligibility of the Trustee on Form T-1.

III-1

SCHEDULE IV

FORM OF OPINION OF MAYER, BROWN, ROWE & MAW LLP

1.	The Indenture has been duly authorized by all necessary corporate action of the Company and the Indenture has been duly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the Trustee, the Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law)).

2.	The issue and sale of the Bonds and the compliance by the Company with all of the provisions of the Bonds, the Indenture and this Agreement will not, to the best of such counsel’s knowledge, result in any violation of any statute or any order, rule or regulation applicable to the Company of any court or any state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its properties (other than with respect to state securities or blue sky laws).

3.	The Illinois Commerce Commission has entered a final order authorizing the issue and sale of the Bonds by the Company upon terms consistent with this Agreement, and no other consent, approval, authorization, registration, qualification or other order or filing with any regulatory or governmental body in the State of Illinois is required for the issuance and sale of the Bonds, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Bonds by the Underwriters.

4.	The provisions of the Indenture are effective under the Uniform Commercial Code (the “UCC”) as in effect in the State of Illinois (the “Illinois UCC”) to create a security interest in favor of the Trustee in the Company’s rights to that portion of the collateral described in the granting clauses of the Indenture in which (a) the Company has “rights” or “the power to transfer rights” (within the meaning of Section 5/9-203 of the Illinois UCC) and (b) a security interest may be created under Article 9 of the Illinois UCC (such collateral is hereinafter called “UCC Collateral”).

5.	As evidenced by the time-stamped copy of the Financing Statement naming the Company as the debtor attached as Exhibit [ ], such financing statement was filed (within the meaning of Section 5/9-403(1) of the Illinois UCC as in effect prior to July 1, 2001) on June 28, 1974. Accordingly, the Trustee’s security interest in that portion of the UCC Collateral in which a security interest may be perfected under the Illinois UCC by the filing of a financing statement and in identifiable cash proceeds thereof is perfected under the Illinois UCC.

6.	The Indenture is effective to create a valid lien in favor of the Trustee in the Company’s right, title and interest in that portion of the collateral described in the granting clauses of the Indenture in which the Company has rights, which has not been the subject of a

IV-1

release of the Indenture, and which constitutes real property under Illinois law (the “Real Property”). Assuming the recordation of the Indenture in the County Recorder’s Office of each County in the State of Illinois where such Real Property is located, no other recordation, filing, re-recording or re-filing is necessary in order to maintain the validity of the lien created by the Indenture on the Real Property.

IV-2

SCHEDULE V

FORM OF OPINION OF INTERNAL COUNSEL TO THE COMPANY

1.	We do not know of any legal or governmental proceedings required by Item 103 of Regulation S-K to be described in the Registration Statement or Prospectus that are not described therein, nor of any contracts or documents that are required to be disclosed in the Registration Statement or Prospectus that are not disclosed therein as required.

[ALL OPINIONS SUBJECT TO FINALIZING LANGUAGE AS TO TITLE, LIENS, ETC. AND ALSO NEED TO RESOLVE OPINION REGARDING THAT THE COMPANY IS NOT REQUIRED TO BE QUALIFIED TO DO BUSINESS IN ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.]

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